PRESS RELEASE
COMCAST REPORTS 3rd QUARTER 2025 RESULTS
PHILADELPHIA - October 30, 2025… Comcast Corporation (NASDAQ: CMCSA) today reported results for the quarter ended September 30, 2025.
“We're making steady progress as we reposition the company for long-term, sustained growth," said Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation. "In Connectivity, we're taking deliberate steps to strengthen our broadband foundation and accelerate wireless as a meaningful growth engine, adding a record 414,000 wireless lines this quarter – clear evidence of the value of our converged offerings. In addition, Business Services delivered another solid performance, with mid-single digit revenue and Adjusted EBITDA growth. In Content & Experiences, we're building momentum across NBC and Peacock as we head into one of the most exciting stretches of live sports in our history, including robust NBA coverage which just began last week. The early success of Epic Universe contributed to 19% revenue growth at our Theme Parks, reflecting the strength of our newest attractions and the enduring appeal of the Universal brand. We generated $4.9 billion of free cash flow this quarter and $14.9 billion year-to-date despite significant investment we're making in repositioning our company, a testament to both the durability and resilience of our underlying business."

($ in millions, except per share data)
	3rd Quarter
Consolidated Results	2025	2024	Change

Revenue	$31,198	$32,070	(2.7%)
Net Income Attributable to Comcast	$3,332	$3,629	(8.2%)
Adjusted Net Income[1]	$4,125	$4,337	(4.9%)
Adjusted EBITDA[2]	$9,669	$9,735	(0.7%)
Earnings per Share[3]	$0.90	$0.94	(3.4%)
Adjusted Earnings per Share[1]	$1.12	$1.12	—%
Net Cash Provided by Operating Activities	$8,693	$7,021	23.8%
Free Cash Flow[4]	$4,945	$3,406	45.2%

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedule on Comcast’s Investor Relations website at www.cmcsa.com.
3rd Quarter 2025 Highlights:
•Generated Consolidated Adjusted EBITDA of $9.7 Billion, Adjusted EPS of $1.12, and Free Cash Flow of $4.9 Billion
•Returned $2.8 Billion to Shareholders Through a Combination of $1.2 Billion in Dividend Payments and $1.5 Billion in Share Repurchases, Reducing Shares Outstanding by 5% Compared to the Prior Year Period
•At Connectivity & Platforms, Connectivity Revenue Increased 4.2% to $11.5 Billion, Primarily Reflecting Growth in Domestic Wireless, International Connectivity and Business Services Connectivity
•Continued to Invest in Our New Go-to-Market Strategy and Tactics, Including National Internet Plans with Everyday Pricing and Everything Included; a 5-Year Internet Price Guarantee; a Free Xfinity Unlimited Mobile Line Included for 1-Year; and a Premium Unlimited Wireless Plan That Delivers Gigabit Speeds, Upgraded Features, and Significant Savings
•Domestic Wireless Customer Line Net Additions Were 414,000, the Best Quarterly Result on Record; Surpassed 14% Penetration of Our Domestic Residential Broadband Customers with a Total of 8.9 Million Lines
•Business Services Connectivity Revenue Increased 6.2% to $2.6 Billion, EBITDA Increased 4.5% to $1.5 Billion and EBITDA Margin Was 56.4%
•Media EBITDA Increased 28.0% to $832 Million, Driven by Peacock. Peacock EBITDA Losses of $217 Million Improved by $219 Million Compared to the Prior Year Period
•Jurassic World Rebirth Premiered in July and Grossed Nearly $900 Million in Worldwide Box Office Year-to-Date, Pushing the Jurassic Franchise's Cumulative Total to $7 Billion

•Theme Parks EBITDA Increased 13.1% to $958 Million; Fueled by the Opening of Epic Universe in Orlando in May

3rd Quarter Consolidated Financial Results
\
Revenue decreased 2.7% reflecting an unfavorable comparison to the prior year period, which included incremental revenue from the Paris Olympics. Net Income Attributable to Comcast decreased 8.2%. Adjusted Net Income decreased 4.9%. Adjusted EBITDA was consistent with the prior year period.

Earnings per Share (EPS) decreased to 3.4% to $0.90. Adjusted EPS of $1.12 was consistent with the prior year period.

Capital Expenditures increased 5.4% to $3.1 billion. Connectivity & Platforms’ capital expenditures increased 19.5% to $2.3 billion, primarily reflecting higher spending on scalable infrastructure and customer premise equipment. Content & Experiences' capital expenditures decreased 19.9% to $714 million, reflecting the opening of Epic Universe in May 2025.

Net Cash Provided by Operating Activities was $8.7 billion. Free Cash Flow was $4.9 billion.

Dividends and Share Repurchases. Comcast paid dividends totaling $1.2 billion and repurchased 46.0 million of its shares for $1.5 billion, resulting in a total return of capital to shareholders of $2.8 billion.

Connectivity & Platforms

($ in millions)				Constant Currency Change[5]
	3rd Quarter
	2025	2024	Change

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,601	$17,866	(1.5%)	(2.4%)
Business Services Connectivity	2,576	2,425	6.2%	6.2%
Total Connectivity & Platforms Revenue	$20,176	$20,291	(0.6%)	(1.4%)

Connectivity & Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,554	$6,904	(5.1%)	(5.4%)
Business Services Connectivity	1,454	1,391	4.5%	4.5%
Total Connectivity & Platforms Adjusted EBITDA	$8,008	$8,295	(3.5%)	(3.7%)

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	37.2%	38.6%	(140) bps	(120) bps
Business Services Connectivity	56.4%	57.4%	(100) bps	(90) bps
Total Connectivity & Platforms Adjusted EBITDA Margin	39.7%	40.9%	(120) bps	(100) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Connectivity & Platforms was consistent with the prior year but decreased when excluding the impact of foreign currency. Adjusted EBITDA decreased due to declines in Residential Connectivity & Platforms Adjusted EBITDA, partially offset by growth in Business Services Adjusted EBITDA. Residential Connectivity & Platforms revenue and Adjusted EBITDA reflect the investment in our new go-to-market strategy. Adjusted EBITDA margin was 39.7%.

(in thousands)			Net Additions / (Losses)

			3rd Quarter
	3Q25	3Q24	2025	2024
Customer Relationships
Domestic Residential Connectivity & Platforms Customer Relationships	30,642	31,324	(103)	(103)
International Residential Connectivity & Platforms Customer Relationships	17,603	17,716	(95)	78
Business Services Connectivity Customer Relationships	2,702	2,627	(11)	(4)
Total Connectivity & Platforms Customer Relationships	50,947	51,667	(210)	(29)

Domestic Broadband
Residential Customers	28,897	29,504	(91)	(79)
Business Customers	2,538	2,477	(13)	(8)
Total Domestic Broadband Customers	31,436	31,981	(104)	(87)

Total Domestic Wireless Lines	8,941	7,519	414	319

Total Domestic Video Customers	11,515	12,834	(257)	(365)

Total Customer Relationships for Connectivity & Platforms decreased by 210,000 to 50.9 million, primarily reflecting decreases in Residential Connectivity & Platforms customer relationships. Total domestic broadband customer net losses were 104,000, total domestic wireless line net additions were 414,000 and total domestic video customer net losses were 257,000.

Residential Connectivity & Platforms

($ in millions)				Constant Currency Change[5]
	3rd Quarter
	2025	2024	Change

Revenue
Domestic Broadband	$6,433	$6,400	0.5%	0.5%
Domestic Wireless	1,246	1,093	14.0%	14.0%
International Connectivity	1,275	1,150	10.8%	6.7%
Total Residential Connectivity	8,954	8,644	3.6%	3.1%
Video	6,591	6,938	(5.0%)	(6.3%)
Advertising	864	987	(12.5%)	(13.6%)
Other	1,192	1,298	(8.2%)	(9.1%)
Total Revenue	$17,601	$17,866	(1.5%)	(2.4%)

Operating Expenses
Programming	$3,952	$4,102	(3.7%)	(4.9%)
Non-Programming	7,095	6,860	3.4%	2.1%
Total Operating Expenses	$11,047	$10,962	0.8%	(0.5%)

Adjusted EBITDA	$6,554	$6,904	(5.1%)	(5.4%)
Adjusted EBITDA Margin	37.2%	38.6%	(140) bps	(120) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.
Beginning in the first quarter of 2025, commission revenue from the sale of certain direct to consumer (“DTC”) streaming services and revenue related to certain equipment are presented in video revenue. Previously, these amounts were presented in domestic broadband and international connectivity. Prior periods have been reclassified to reflect the current year presentation.

Revenue for Residential Connectivity & Platforms decreased compared to the prior year period, primarily reflecting decreases in video, advertising and other revenue, partially offset by increases in domestic wireless and international connectivity revenue. Domestic broadband revenue was consistent due to higher average rates, offset by a decline in the number of domestic broadband customers. Domestic wireless revenue increased due to an increase in the number of customer lines and device sales. International connectivity revenue increased due to increases in broadband revenue from higher average rates and in wireless revenue, reflecting higher sales of wireless services, which includes the positive impact of foreign currency. Video revenue decreased due to a decline in the number of video customers, partially offset by an overall increase in average rates and the positive impact of foreign currency.

Advertising revenue decreased primarily due to lower domestic political and nonpolitical advertising. Other revenue decreased primarily due to lower residential wireline voice revenue, driven by a decline in the number of customers.

Adjusted EBITDA for Residential Connectivity & Platforms decreased due to lower revenue and consistent operating expenses. Programming expenses decreased primarily due to a decline in the number of domestic video customers, partially offset by rate increases under our domestic programming contracts, an increase in programming expenses for our international sports networks and the impact of foreign currency. Non-programming expenses increased primarily due to an increase in direct product costs mainly due to higher mobile device sales, the impact of foreign currency and higher marketing and promotion costs driven by our new broadband and mobile offers introduced in April 2025, partially offset by lower fees paid to third-party channels relating to advertising sales. Adjusted EBITDA margin was 37.2%.

Business Services Connectivity

($ in millions)				Constant Currency Change[5]
	3rd Quarter
	2025	2024	Change

Revenue	$2,576	$2,425	6.2%	6.2%
Operating Expenses	1,122	1,034	8.5%	8.4%
Adjusted EBITDA	$1,454	$1,391	4.5%	4.5%
Adjusted EBITDA Margin	56.4%	57.4%	(100) bps	(90) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Business Services Connectivity increased primarily due to an increase in revenue from enterprise solutions offerings, including the results from a recent acquisition.

Adjusted EBITDA for Business Services Connectivity increased due to higher revenue, partially offset by higher operating expenses. The increase in operating expenses was primarily due to increases in direct product costs, which include the results from a recent acquisition. Adjusted EBITDA margin was 56.4%.

Content & Experiences

($ in millions)
	3rd Quarter
	2025	2024	Change
Content & Experiences Revenue
Media	$6,589	$8,231	(19.9%)
Excluding Olympics[7]	6,589	6,325	4.2%
Studios	3,000	2,826	6.1%
Theme Parks	2,717	2,289	18.7%
Headquarters & Other	15	11	40.9%
Eliminations	(580)	(758)	23.4%
Total Content & Experiences Revenue	$11,742	$12,599	(6.8%)

Content & Experiences Adjusted EBITDA
Media	$832	$650	28.0%
Studios	365	468	(21.9%)
Theme Parks	958	847	13.1%
Headquarters & Other	(271)	(200)	(35.5%)
Eliminations	69	38	81.8%
Total Content & Experiences Adjusted EBITDA	$1,953	$1,802	8.4%

Revenue for Content & Experiences decreased due to an unfavorable comparison to the prior year period, which included $1.9 billion of incremental revenue from the Paris Olympics included in the Media segment. Adjusted EBITDA for Content & Experiences increased primarily due to growth in Media and Theme Parks, partially offset by a decline in Studios.

Media

($ in millions)
	3rd Quarter
	2025	2024	Change
Revenue
Domestic Advertising	$1,964	$3,347	(41.3%)
Excluding Olympics[7]	1,964	1,915	2.6%
Domestic Distribution	2,841	3,272	(13.1%)
Excluding Olympics[7]	2,841	2,798	1.5%
International Networks	1,252	1,070	17.0%
Other	532	542	(1.8%)
Total Revenue	$6,589	$8,231	(19.9%)
Excluding Olympics[7]	6,589	6,325	4.2%
Operating Expenses	5,758	7,581	(24.1%)
Adjusted EBITDA	$832	$650	28.0%

Revenue for Media decreased primarily due to lower domestic advertising and domestic distribution revenue, reflecting the comparison to the Paris Olympics in the prior year period. Excluding $1.9 billion of incremental revenue from this event, Media revenue increased 4.2%. Domestic advertising revenue decreased primarily reflecting the Paris Olympics in the prior year period. Excluding the incremental revenue from this event, domestic advertising revenue increased 2.6%, primarily due to an increase in revenue at Peacock. Domestic distribution revenue decreased primarily reflecting the Paris Olympics in the prior year period. Excluding the incremental revenue from this event, domestic distribution revenue increased 1.5%, primarily due to higher revenue at Peacock, partially offset by lower revenue at our linear television networks. International networks revenue increased primarily due to an increase in revenue associated with the distribution of sports networks and the positive impact of foreign currency.

Adjusted EBITDA for Media increased due to lower operating expenses, which more than offset lower revenue. The decrease in operating expenses was primarily due to lower sports programming costs associated with the Paris Olympics in the prior year period and a decrease in other sports programming costs for our domestic television networks, mainly reflecting lower sports volumes compared to the prior year period, partially offset by an increase in sports costs for our international networks. Media results include $1.4 billion of revenue and an Adjusted EBITDA6 loss of $217 million related to Peacock, compared to $1.5 billion of revenue and an Adjusted EBITDA6 loss of $436 million in the prior year period, which included amounts attributable to the Paris Olympics.

Studios

($ in millions)
	3rd Quarter
	2025	2024	Change
Revenue
Content Licensing	$2,035	$1,865	9.1%
Theatrical	639	611	4.6%
Other	326	350	(6.9%)
Total Revenue	$3,000	$2,826	6.1%
Operating Expenses	2,635	2,359	11.7%
Adjusted EBITDA	$365	$468	(21.9%)

Revenue for Studios increased primarily due to higher content licensing revenue. Content licensing revenue increased primarily due to the timing of when content was made available by our television studios, partially offset by the timing of when content was made available by our film studios. Theatrical revenue increased primarily due to higher revenue from an increased number of releases in the current quarter, including the successful release of Jurassic World Rebirth.

Adjusted EBITDA for Studios decreased due to higher operating expenses, which more than offset higher revenue. The increase in operating expenses was primarily driven by higher programming and production expenses, mainly due to higher costs associated with content licensing sales, and higher marketing and promotion expenses due to increased spending on recent and upcoming theatrical film releases.

Theme Parks

($ in millions)
	3rd Quarter
	2025	2024	Change

Revenue	$2,717	$2,289	18.7%
Operating Expenses	1,759	1,442	22.0%
Adjusted EBITDA	$958	$847	13.1%

Revenue for Theme Parks increased primarily due to higher revenue at domestic theme parks, driven by the successful opening of Epic Universe in May 2025.

Adjusted EBITDA for Theme Parks increased, reflecting higher revenue, which more than offset higher operating expenses. The increase in operating expenses was primarily due to operating costs associated with Epic Universe.

Headquarters & Other

Content & Experiences Headquarters & Other includes overhead, personnel costs and costs associated with corporate initiatives. Headquarters & Other Adjusted EBITDA loss in the third quarter was $271 million, compared to a loss of $200 million in the prior year period.

Eliminations

Amounts represent eliminations of transactions between our Content & Experiences segments, the most significant being content licensing between the Studios and Media segments, which are affected by the timing of recognition of content licenses. Revenue eliminations were $580 million, compared to $758 million in the prior year period, and Adjusted EBITDA eliminations were a benefit of $69 million, compared to a benefit of $38 million in the prior year period.

Corporate, Other and Eliminations

($ in millions)
	3rd Quarter
	2025	2024	Change
Corporate & Other
Revenue	$736	$675	9.0%
Operating Expenses	1,009	978	3.2%
Adjusted EBITDA	($273)	($302)	9.8%

Eliminations
Revenue	($1,456)	($1,495)	(2.6%)
Operating Expenses	(1,437)	(1,436)	—%
Adjusted EBITDA	($19)	($59)	(67.3%)

Corporate & Other

Corporate & Other primarily includes overhead and personnel costs; our Sky-branded video services and television networks in Germany; Comcast Spectacor, which owns the Philadelphia Flyers and the Xfinity Mobile Arena in Philadelphia, Pennsylvania; and Xumo. Corporate & Other Adjusted EBITDA increased primarily due to decreased marketing associated with the Paris Olympics in the prior year period.

Eliminations

Amounts represent eliminations of transactions between Connectivity & Platforms, Content & Experiences and other businesses, the most significant being distribution of television network programming between the Media and Residential Connectivity & Platforms segments. Revenue eliminations were $1.5 billion, consistent with the prior year period, and Adjusted EBITDA eliminations were a loss of $19 million compared to a loss of $59 million in the prior year period. Prior year amounts reflect an increase in eliminations associated with the Paris Olympics.

Notes:
1We define Adjusted Net Income and Adjusted EPS as net income attributable to Comcast Corporation and diluted earnings per common share attributable to Comcast Corporation shareholders, respectively, adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. See Table 5 for reconciliations of non-GAAP financial measures.
2We define Adjusted EBITDA as net income attributable to Comcast Corporation before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. See Table 4 for reconciliation of non-GAAP financial measure.
3All earnings per share amounts are presented on a diluted basis.
4We define Free Cash Flow as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures and cash paid for intangible assets. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments (such as significant legal settlements) that affect period-to-period comparability. Cash payments related to certain capital or intangible assets, such as the construction of Universal Beijing Resort, are presented separately in our Consolidated Statement of Cash Flows and are therefore excluded from capital expenditures and cash paid for intangible assets for Free Cash Flow. See Table 4 for reconciliation of non-GAAP financial measure.
5Constant currency growth rates are calculated by comparing the results for each comparable prior year period adjusted to reflect the average exchange rates from each current year period presented rather than the actual exchange rates that were in effect during the respective periods. See Table 6 for reconciliations of non-GAAP financial measures.
6Adjusted EBITDA is the measure of profit or loss for our segments. From time to time, we may present Adjusted EBITDA for components of our reportable segments, such as Peacock. We believe these measures are useful to evaluate our financial results and provide a basis of comparison to others, although our definition of Adjusted EBITDA may not be directly comparable to similar measures used by other companies. Adjusted EBITDA for components are presented on a consistent basis with the respective segments and disaggregated in accordance with GAAP.
7From time to time, we may present adjusted information (e.g., Adjusted Revenues) to exclude the impact of certain events, gains, losses or other charges affecting period-to-period comparability of our operating performance. See Table 7 for reconciliations of non-GAAP financial measures.
Numerical information is presented on a rounded basis using actual amounts, unless otherwise noted. The change in Peacock paid subscribers is calculated using rounded paid subscriber amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Conference Call and Other Information
Comcast Corporation will host a conference call with the financial community today, October 30, 2025, at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on our Investor Relations website at www.cmcsa.com. A replay of the call will be available today, October 30, 2025, starting at 11:30 a.m. ET on the Investor Relations website.

From time to time, we post information that may be of interest to investors on our website at www.cmcsa.com and on our corporate website, www.comcastcorporation.com. To automatically receive Comcast financial news by email, please visit www.cmcsa.com and subscribe to email alerts.

###

Investor Contacts:		Press Contacts:
Marci Ryvicker	(215) 286-4781	Jennifer Khoury	(215) 286-7408
Jane Kearns	(215) 286-4794	John Demming	(215) 286-8011

###

Caution Concerning Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.

###

Non-GAAP Financial Measures
In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

###

About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

TABLE 1
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$31,198	$32,070	$91,397	$91,817

Costs and expenses
Programming and production	8,655	10,216	24,646	27,000
Marketing and promotion	2,196	1,989	6,435	5,929
Other operating and administrative	10,795	10,128	31,109	29,615
Depreciation	2,353	2,219	6,934	6,548
Amortization	1,666	1,659	5,089	4,421
	25,665	26,211	74,213	73,512

Operating income	5,534	5,859	17,184	18,304

Interest expense	(1,128)	(1,037)	(3,283)	(3,065)

Investment and other income (loss), net
Equity in net income (losses) of investees, net	(90)	(152)	(312)	(438)
Realized and unrealized gains (losses) on equity securities, net	(60)	(22)	52	(163)
Other income (loss), net	212	171	9,966	461
	61	(3)	9,705	(140)

Income before income taxes	4,468	4,819	23,607	15,099

Income tax expense	(1,218)	(1,243)	(6,017)	(3,906)

Net income	3,249	3,576	17,590	11,192

Less: Net income (loss) attributable to noncontrolling interests	(83)	(53)	(241)	(222)

Net income attributable to Comcast Corporation	$3,332	$3,629	$17,830	$11,415

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.90	$0.94	$4.78	$2.90

Diluted weighted-average number of common shares	3,689	3,880	3,733	3,930

TABLE 2
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
(in millions)	September 30,
	2025	2024

OPERATING ACTIVITIES
Net income	$17,590	$11,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,023	10,969
Share-based compensation	1,014	983
Noncash interest expense (income), net	359	331
Net (gain) loss on investment activity and other	(9,282)	620
Deferred income taxes	3,250	123
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Current and noncurrent receivables, net	716	74
Film and television costs, net	(168)	(287)
Accounts payable and accrued expenses related to trade creditors	(135)	(906)
Other operating assets and liabilities	(566)	(3,505)

Net cash provided by operating activities	24,802	19,593

INVESTING ACTIVITIES
Capital expenditures	(8,001)	(8,267)
Cash paid for intangible assets	(1,934)	(2,043)
Construction of Universal Beijing Resort	(3)	(111)
Acquisitions, net of cash acquired	(1,279)	—
Proceeds from sales of businesses and investments	644	689
Purchases of investments	(1,226)	(934)
Other	80	108

Net cash (used in) investing activities	(11,720)	(10,559)

FINANCING ACTIVITIES
Proceeds from borrowings	2,494	6,268
Repurchases and repayments of debt	(4,366)	(2,433)
Repurchases of common stock under repurchase program and employee plans	(5,618)	(6,920)
Dividends paid	(3,685)	(3,624)
Other	51	250

Net cash (used in) financing activities	(11,124)	(6,459)

Impact of foreign currency on cash, cash equivalents and restricted cash	35	21

Increase (decrease) in cash, cash equivalents and restricted cash	1,994	2,596

Cash, cash equivalents and restricted cash, beginning of period	7,377	6,282

Cash, cash equivalents and restricted cash, end of period	$9,371	$8,878

TABLE 3
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	September 30,	December 31,
	2025	2024
ASSETS

Current Assets
Cash and cash equivalents	$9,325	$7,322
Receivables, net	13,214	13,661
Other current assets	6,319	5,817
Total current assets	28,857	26,801

Film and television costs	12,959	12,541

Investments	8,324	8,647

Property and equipment, net	64,773	62,548

Goodwill	61,406	58,209

Franchise rights	59,365	59,365

Other intangible assets, net	23,379	25,599

Other noncurrent assets, net	13,932	12,501

	$272,995	$266,211

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$11,689	$11,321
Deferred revenue	4,218	3,507
Accrued expenses and other current liabilities	10,942	10,679
Current portion of debt	5,852	4,907
Advance on sale of investment	—	9,167
Total current liabilities	32,702	39,581

Noncurrent portion of debt	93,211	94,186

Deferred income taxes	28,357	25,227

Other noncurrent liabilities	21,089	20,942

Redeemable noncontrolling interests	220	237

Equity
Comcast Corporation shareholders' equity	97,081	85,560
Noncontrolling interests	335	477
Total equity	97,416	86,038

	$272,995	$266,211

TABLE 4

Reconciliation from Net Income Attributable to Comcast Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2025	2024	2025	2024
Net income attributable to Comcast Corporation	$3,332	$3,629	$17,830	$11,415
Net income (loss) attributable to noncontrolling interests	(83)	(53)	(241)	(222)
Income tax expense	1,218	1,243	6,017	3,906
Interest expense	1,128	1,037	3,283	3,065
Investment and other (income) loss, net	(61)	3	(9,705)	140
Depreciation	2,353	2,219	6,934	6,548
Amortization	1,666	1,659	5,089	4,421
Adjustments (1)	116	(2)	277	(11)
Adjusted EBITDA	$9,669	$9,735	$29,484	$29,261

Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$8,693	$7,021	$24,802	$19,593
Capital expenditures	(3,071)	(2,913)	(8,001)	(8,267)
Cash paid for capitalized software and other intangible assets	(677)	(702)	(1,934)	(2,043)
Free Cash Flow	$4,945	$3,406	$14,866	$9,283

Alternate Presentation of Free Cash Flow (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2025	2024	2025	2024
Adjusted EBITDA	$9,669	$9,735	$29,484	$29,261
Capital expenditures	(3,071)	(2,913)	(8,001)	(8,267)
Cash paid for capitalized software and other intangible assets	(677)	(702)	(1,934)	(2,043)
Cash interest expense	(879)	(690)	(2,682)	(2,503)
Cash taxes	(293)	(1,420)	(2,378)	(5,988)
Changes in operating assets and liabilities	(169)	(1,126)	(783)	(2,652)
Noncash share-based compensation	311	294	1,014	983
Other (2)	54	228	146	492
Free Cash Flow	$4,945	$3,406	$14,866	$9,283

(1)	Adjusted EBITDA excludes transaction and transaction-related costs associated with the proposed separation of Versant, as well as other operating and administrative expenses related to our investment portfolio. Transaction costs are incremental costs directly related to effectuating the proposed separation and primarily include legal, audit and advisory fees as well as legal entity separation costs. Transaction-related costs are incremental costs incurred in anticipation of the separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
Transaction-related costs	$90	$—	$166	$—
Transaction costs	26	—	82	—
Costs related to our investment portfolio	—	(2)	29	(11)
Total	$116	($2)	$277	($11)

(2)
3rd quarter and year to date 2025 includes adjustments of $(116) and $(248) million, respectively, of transaction and transaction-related costs associated with the proposed separation of Versant and $— and $(29) million, respectively, of other operating and administrative expenses related to our investment portfolio, as these amounts are excluded from Adjusted EBITDA. 3rd quarter and year to date 2024 includes adjustments of $2 and $11 million, respectively, of other operating and administrative expenses related to our investment portfolio, as these amounts are excluded from Adjusted EBITDA.

TABLE 5

Reconciliations of Adjusted Net Income and Adjusted EPS (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,

	2025		2024		2025		2024
(in millions, except per share data)
	$	EPS	$	EPS	$	EPS	$	EPS

Net income attributable to Comcast Corporation and diluted earnings per share attributable to Comcast Corporation shareholders	$3,332	$0.90	$3,629	$0.94	$17,830	$4.78	$11,415	$2.90
Change	(8.2%)	(3.4%)			56.2%	64.5%

Amortization of acquisition-related intangible assets (1)	633	0.17	624	0.16	1,861	0.50	1,494	0.38
Investments (2)	43	0.01	83	0.02	79	0.02	333	0.08
Items affecting period-over-period comparability:
Gain related to investment(3)	15	—	—	—	(7,057)	(1.89)	—	—
Tax benefit from internal corporate reorganization (4)	—	—	—	—	(177)	(0.05)	—	—
Long-lived asset impairments(5)	—	—	—	—	155	0.04	—	—
Transaction-related costs(6)	79	0.02	—	—	146	0.04	—	—
Transaction costs(7)	23	0.01	—	—	72	0.02	—	—

Adjusted Net income and Adjusted EPS	$4,125	$1.12	$4,337	$1.12	$12,909	$3.46	$13,243	$3.37
Change	(4.9%)	—%			(2.5%)	2.6%

(1)Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic 805, Business Combinations (such as customer relationships), and their amortization is significantly affected by the size and timing of our acquisitions. Amortization of intangible assets not resulting from business combinations (such as software and acquired intellectual property rights used in our theme parks) is included in Adjusted Net Income and Adjusted EPS.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Amortization of acquisition-related intangible assets before income taxes	$824	$817	$2,424	$1,949
Amortization of acquisition-related intangible assets, net of tax	$633	$624	$1,861	$1,494
(2)Adjustments for investments include realized and unrealized (gains) losses on equity securities, net (as stated in Table 1), as well as the equity in net (income) losses of investees, net, for certain equity method investments, including Atairos and Hulu and costs related to our investment portfolio.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Realized and unrealized (gains) losses on equity securities, net	$60	$22	($52)	$163
Equity in net (income) losses of investees, net and other	(4)	87	152	275
Investments before income taxes	57	109	101	438
Investments, net of tax	$43	$83	$79	$333

(3)Year to date 2025 net income attributable to Comcast Corporation includes a $9.4 billion pre-tax gain in other income (loss), net, $7.1 billion net of tax, related to the sale of our interest in Hulu, net of an adjustment for related transaction and other costs of $20 million, $15 million net of tax, recognized in the 3rd quarter of 2025.
(4)Year to date 2025 net income attributable to Comcast Corporation includes a $177 million income tax benefit due to an internal corporate reorganization.
(5)Year to date 2025 net income attributable to Comcast Corporation includes $155 million of long-lived asset impairments.
(6)3rd quarter and year to date 2025 net income attributable to Comcast Corporation includes $90 and $166 million, $79 and $146 million net of tax, respectively, of transaction-related costs related to the proposed separation of Versant. Transaction-related costs are incremental costs incurred in anticipation of the separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.
(7)3rd quarter and year to date 2025 net income attributable to Comcast Corporation includes $26 and $82 million, $23 and $72 million net of tax, respectively, of transaction costs related to the proposed separation of Versant. Transaction costs are incremental costs directly related to effectuating the proposed separation and primarily include legal, audit and advisory fees, and legal entity separation costs.

TABLE 6
Reconciliation of Constant Currency (Unaudited)

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Connectivity & Platforms Constant Currency

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,866	$167	$18,033	$53,558	$340	$53,898
Business Services Connectivity	2,425	1	2,425	7,253	2	7,255
Total Connectivity & Platforms Revenue	$20,291	$168	$20,458	$60,812	$342	$61,153

Connectivity and Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,904	$24	$6,928	$20,859	$55	$20,914
Business Services Connectivity	1,391	—	1,391	4,137	(1)	4,136
Total Connectivity & Platforms Adjusted EBITDA	$8,295	$23	$8,318	$24,996	$55	$25,050

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	38.6%	(20) bps	38.4%	38.9%	(10) bps	38.8%
Business Services Connectivity	57.4%	(10) bps	57.3%	57.0%	- bps	57.0%
Total Connectivity & Platforms Adjusted EBITDA Margin	40.9%	(20) bps	40.7%	41.1%	(10) bps	41.0%

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Residential Connectivity & Platforms Constant Currency

Revenue
Domestic broadband	$6,400	$—	$6,400	$19,276	$—	$19,276
Domestic wireless	1,093	—	1,093	3,084	—	3,084
International connectivity	1,150	44	1,194	3,240	95	3,334
Total residential connectivity	$8,644	$44	$8,688	$25,599	$95	$25,694
Video	6,938	97	7,034	21,055	187	21,242
Advertising	987	12	999	2,931	29	2,959
Other	1,298	14	1,312	3,973	30	4,003
Total Revenue	$17,866	$167	$18,033	$53,558	$340	$53,898

Operating Expenses
Programming	$4,102	$53	$4,156	$12,756	$105	$12,862
Non-Programming	6,860	90	6,950	19,943	179	20,123
Total Operating Expenses	$10,962	$143	$11,105	$32,699	$285	$32,984

Adjusted EBITDA	$6,904	$24	$6,928	$20,859	$55	$20,914
Adjusted EBITDA Margin	38.6%	(20) bps	38.4%	38.9%	(10) bps	38.8%

Table 7

Reconciliation of Media Revenue Excluding Olympics (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2025	2024	Change	2025	2024	Change

Revenue	$6,589	$8,231	(19.9%)	$19,470	$20,926	(7.0%)

Paris Olympics	—	1,906		—	1,906

Revenue excluding Olympics	$6,589	$6,325	4.2%	$19,470	$19,020	2.4%

Reconciliation of Media Domestic Advertising Revenue Excluding Olympics (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,964	$3,347	(41.3%)	$5,698	$7,363	(22.6%)

Paris Olympics	—	1,432		—	1,432

Revenue excluding Olympics	$1,964	$1,915	2.6%	$5,698	$5,931	(3.9)%

Reconciliation of Media Domestic Distribution Revenue Excluding Olympics (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2025	2024	Change	2025	2024	Change

Revenue	$2,841	$3,272	(13.1%)	$8,575	$8,942	(4.1%)

Paris Olympics	—	473		—	473

Revenue excluding Olympics	$2,841	$2,798	1.5%	$8,575	$8,468	1.3%